                                                                   EXHIBIT 4.10

                        AMENDMENT TO WARRANT AGREEMENT
                        ------------------------------


     AMENDMENT dated October __, 1996 to the Warrant Agreement dated May 9, 1996 ("Warrant Agreement") by and among Digital Video Systems, Inc., a Delaware corporation ("Company"), American Stock Transfer & Trust Company, as Warrant Agent ("Warrant Agent"), and D.H. Blair Investment Banking Corp., a New York corporation ("Blair"). All terms used in this Amendment, unless otherwise defined herein, shall have such meaning as ascribed to them in the Warrant Agreement.

     WHEREAS, in connection with (i) a public offering ("Secondary Offering") of up to 26,450 units ("Units"), each unit consisting of _____ units (the "IPO Units"), each IPO Unit consisting of one share of the Company's Common Stock, $.0001 par value ("Class A Common Stock"), one redeemable Class A Warrant ("Class A Warrant") and one redeemable Class B Warrant ("Class B Warrant") pursuant to an underwriting agreement (the "Secondary Underwriting Agreement") dated October __, 1996 between the Company and Blair and (ii) the issuance to Blair or its designees of Unit Purchase Options to purchase an aggregate of 2,300 additional Units, to be dated as of October __, 1996 (the "Secondary Unit Purchase Options"), the Company may issue up to an additional ______ Class A Warrants and ______ Class B Warrants; and

     WHEREAS, each Class A Warrant entitles the Registered Holder thereof to purchase one share of Class A Common Stock and one Class B Warrant, and accordingly, the Company may issue up to an additional ________ Class B Warrants; and

     WHEREAS, in connection with the Secondary Offering, the parties hereto desire to amend certain provisions of the Warrant Agreement as set forth in this
Agreement:

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties intending to be legally bound, hereby agree as follows:

     1.   Amendments to Warrant Agreement.  Upon the effective date of the
          -------------------------------
registration statement relating to the Secondary Offering, the Warrant Agreement shall be amended as follows:

          (a) The number of Class A Warrants subject to issuance under the Warrant Agreement is hereby increased to ______ Class A Warrants.

          (b) The number of Class B Warrants subject to issuance under the Warrant Agreement is hereby increased to______ Class B Warrants.

          (c) Subsection (d) of Section 1 of the Warrant Agreement shall be deleted in their entirety and replaced with the following new subsection (d):

               "(d) "Initial Warrant Exercise Date" shall mean as to each Class A Warrant and Class B Warrant the date of issuance of such Class A Warrant or Class B Warrant, as the case may be."

          (d) Subsections (e) and (g) of Section 2 of the Warrant Agreement shall be deleted in their entirety and replaced with the following new subsections (e) and (g):

               "(e) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing up to an aggregate of _______ shares of Class A Common Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

               (g) Pursuant to the terms of the Unit Purchase Options and the Secondary Unit Purchase Options, Blair or its designees may purchase Units, which include up to ______ Class A Warrants and _____ Class B Warrants. Notwithstanding anything to the contrary contained herein, the Warrants underlying the Unit Purchase Options and the Secondary Unit Purchase Options shall not be subject to redemption by the Company except under the terms and conditions set forth in the Unit Purchase Options and Secondary Unit Purchase Options, as the case may be."

          (e) Subsection (b) of Section 4 of the Warrant Agreement shall be deleted in its entirety and replaced with the following new subsection (b):

               "(b) If, at the Exercise Date, in respect of the exercise of any Warrants (i) the market price of the Company's Class A Common Stock is greater than the then Purchase Price of the Warrant, (ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. ("NASD") as designated in writing on the Warrant Certificate Subscription Form, (iii) the Warrant was not held in a discretionary account, (iv) disclosure of compensation arrangements was made both at the time of the original offering and at the time of exercise; and (v) the solicitation of the exercise of the Warrant was not in violation of Rule 10b-6 (as such rule or any successor rule may be in effect as of such time of exercise) promulgated under the Securities

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          Exchange Act of 1934, then the Warrant Agent, simultaneously with the distribution of the Warrant Proceeds to the Company shall, on behalf of the Company, pay from the Warrant Proceeds, a fee of 5% with respect to the Class A Warrants and 8% with respect to the Class B Warrants (the "Blair Fee") of the Purchase Price to Blair (of which a portion may be reallowed by Blair to the dealer who solicited the exercise, which may also be Blair or D.H. Blair & Co., Inc.); provided, however, (i) no Blair Fee will be payable prior to May 9,
          --------  -------
          1997, and (ii) in the event any Warrants are exercised after May 9, 1997 but prior to October __, 1997, Blair shall only be entitled to receive the Blair Fee with respect to the 8,750,000 Class A Warrants and 14,000,000 Class B Warrants (which include the 8,750,000 Class B Warrants that may be issued on exercise of the Class A Warrants). For purposes of determining which Warrants have been exercised, it will be assumed that the first 8,750,000 Class A Warrants and 14,000,000 Class B Warrants exercised were those issued in connection with the Company's initial public offering in May 1996. In the event the Blair Fee is not received within five days of the date on which the Company receives Warrant Proceeds, then the Blair Fee shall begin accruing interest at an annual rate of prime plus four (4)%, payable by the Company to Blair at the time Blair receives the Blair Fee. Within five days after exercise the Warrant Agent shall send to Blair a copy of the reverse side of each Warrant exercised. Blair shall reimburse the Warrant Agent, upon request, for its reasonable expenses relating to compliance with this section 4(b). In addition, Blair and the Company may at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant Certificates returned to the Warrant Agent upon exercise of Warrants. The provisions of this paragraph may not be modified, amended or deleted without the prior written consent of Blair."

     2.   Full Force and Effect.  Except as provided herein, all other terms and
          ---------------------
provisions of the Warrant Agreement shall remain in full force and effect.

     3.   Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, which taken together shall constitute a single document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              DIGITAL VIDEO SYSTEMS, INC.


                              By:___________________________________________
                                       Robert Pfannkuch, President


                              AMERICAN STOCK TRANSFER & TRUST COMPANY


                              By:___________________________________________


                              D.H. BLAIR INVESTMENT BANKING CORP.


                              By:___________________________________________
                                     Martin A. Bell, Vice Chairman and
                                           General Counsel

                              EXTENSION AGREEMENT



     Agreement dated this ___ day of October, 1996 between Digital Video Systems, Inc., a Delaware corporation (the "Company") and D.H. Blair Investment Banking Corp. ("Blair").

     WHEREAS, the Company and Blair are parties to an agreement dated May 14, 1996 regarding mergers, acquisitions and similar transactions (the "M/A Agreement"); and

     WHEREAS, on the date hereof the Company has completed an underwritten public offering through Blair, as underwriter (the "Offering"); and

     WHEREAS, in connection with, and as a condition to, the Offering, the Company has agreed to extend the M/A Agreement.

     NOW, THEREFORE, the parties hereto, for good and valuable consideration, hereby agree as follows:

     Extension.  The M/A Agreement shall expire on October __, 2001, subject to
     ---------
the provisions thereof. Except as set forth herein, the M/A Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DIGITAL VIDEO SYSTEMS, INC.              D.H. BLAIR INVESTMENT BANKING
                                         CORP.

By:_________________________             By:_________________________________
   Robert Pfannkuch                         Martin A. Bell, Vice Chairman and
                                                General Counsel